Exhibit 99.2
Abercrombie & Fitch
January FY 2005 Sales Release
Call Script
This is Tom Lennox, Vice President of Corporate Communications of Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended January 28th, 2006.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the four-week period ended January 28th, 2006 were $184.3 million compared with $126.1 million last year, an increase of 46%. Comparable store sales for the four-week period increased 33% compared with the four-week period ended January 29th, 2005. Year-to-date sales were $2.785 billion versus $2.021 billion last year, an increase of 38%. Comparable store sales increased 26% for the year-to-date period.
January results reflect strong comparable store sales increases in each of our brands. Comps were driven by strong selling from our Spring assortment as well as from Fall clearance.

Abercrombie & Fitch
January FY 2005 Sales Release
Call Script
In the Abercrombie & Fitch brand, comparable store sales increased 25% with men’s and women’s comps similar for the month. In men’s, polos, graphic T-shirts, and jeans were strong; while in women’s, comps in knit tops, fleece, and sweaters were strong.
In the kids business, abercrombie, comparable store sales increased 73% versus last year. Boys comps increased by low-forties, with girls increasing by mid-eighties. In boys, polos, graphic-T-shirts, jeans, and fleece performed well. In girls, knit tops, fleece, graphic T-shirts, jeans and pants performed well.
Hollister comparable store sales increased 34%, with dudes comps increasing by high-twenties; strong classifications include polos, graphic T-shirts, and jeans. In bettys, comps increased by mid-thirties with knit tops, graphic T-shirts, fleece and skirts performing well.
We will announce 4th quarter earnings on Tuesday, February 14th, after the close of the market followed by a conference call at 4:30 PM Eastern Time. At that time we will provide additional information about our 4th quarter

Abercrombie & Fitch
January FY 2005 Sales Release
Call Script
results and provide a preliminary outlook for fiscal 2006. To listen to the conference call on Tuesday, February 14th, at 4:30 PM Eastern Time, dial (800) 811-0667 and ask for the Abercrombie & Fitch Quarterly Call or go to www.abercrombie.com. The international call-in number is (913) 981- 4901. This call will be recorded and made available by dialing the replay number (888) 203-1112 or the international number (719) 457-0820, followed by the conference ID number 3097441 or through www.abercrombie.com.
Thank you.

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